UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)  At the annual meeting of shareholders (the “Annual Meeting”) of Sterling Bancorp, Inc. (the “Company”) held on May 23, 2019, shareholders (i) elected three director nominees to the Company’s board of directors to serve three-year terms, and (ii) ratified the appointment of Crowe Horwath LLP as the Company’s independent registered accounting firm for the year ending December 31, 2019.

The proposals are described in detail in the Company’s definitive proxy statement filed on April 9, 2019 with the Securities and Exchange Commission.

(b)  The results of the voting are shown below.

Proposal 1—Election of Directors

DIRECTOR NOMINEES	VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
Gary Judd	30,214,991	0	6,707,698	11,251,187
Seth Meltzer	28,895,209	0	8,027,480	11,251,187
Benjamin Wineman	30,216,441	0	6,706,248	11,251,187

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2019

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
39,683,521	8,487,656	2,699	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP, INC.

Dated: May 29, 2019

	By:	/s/ THOMAS LOPP
Thomas Lopp
President, Chief Operations Officer and Chief Financial Officer

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